Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-113317 and 333-140113) previously filed by Financial Media Group, Inc., of our report, dated November 18, 2008, on our audits of the consolidated financial statements of Financial Media Group, Inc. and subsidiaries for each of the two years in the period ended August 31, 2008.

/s/ KABANI & COMPANY, INC.

Los Angeles, California
December 12, 2008